VALIDUS REPORTS NET INCOME AVAILABLE TO VALIDUS COMMON SHAREHOLDERS OF $101.1 MILLION, OR $1.25 PER DILUTED COMMON SHARE AND A 10.7% ANNUALIZED RETURN ON AVERAGE EQUITY FOR THE THREE MONTHS ENDED JUNE 30, 2017
Pembroke, Bermuda, July 27, 2017 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus common shareholders of $101.1 million, or $1.25 per diluted common share, for the three months ended June 30, 2017, compared to $95.0 million, or $1.14 per diluted common share, for the three months ended June 30, 2016.
Net operating income available to Validus common shareholders was $88.5 million, or $1.09 per diluted common share, for the three months ended June 30, 2017, compared to $57.9 million, or $0.69 per diluted common share, for the three months ended June 30, 2016.
The annualized return on average equity was 10.7% for the three months ended June 30, 2017, compared to 10.2% for the three months ended June 30, 2016. The annualized net operating return on average equity was 9.3% for the three months ended June 30, 2017, compared to 6.2% for the three months ended June 30, 2016.
Book value per common share at June 30, 2017 was $47.93, compared to $47.54 at March 31, 2017. Book value per diluted common share at June 30, 2017 was $46.45, compared to $45.88 at March 31, 2017, reflecting quarterly growth of 2.1%, inclusive of common dividends.
Commenting on the results for the three months ended June 30, 2017, Validus’ Chairman and CEO Ed Noonan stated:
“I’m very pleased to report another very solid quarter for Validus. Despite soft trading conditions across the global market and elevated industry event frequency we were able to deliver an 82.5% combined ratio in the quarter and grew our book value per diluted share including dividends by 2.1%. We continue to position the Company well to weather the soft market while building the foundation to benefit from better market conditions down the road.”
Income available to Validus common shareholders by segment for the three months ended June 30, 2017 and June 30, 2016 was as follows:

	Three Months Ended June 30,
	2017	2016
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re - Underwriting income	$66.9	$51.9
Talbot - Underwriting income	15.5	6.6
Western World - Underwriting loss	(3.8)	(5.8)
Validus’ share of AlphaCat income	6.5	4.9
Total segmental income	85.1	57.6
Managed net investment income (a)	38.1	36.8
Managed net realized and change in unrealized gains on investments (b)	27.7	32.0
Corporate expenses	(38.7)	(37.6)
Transaction expenses	(4.4)	—
Other items and eliminations	(6.7)	6.2
Net income available to Validus common shareholders	$101.1	$95.0
Net income per diluted share available to Validus common shareholders	$1.25	$1.14
Net operating income available to Validus common shareholders (c)	$88.5	$57.9
Net operating income per diluted share available to Validus common shareholders (c)	$1.09	$0.69

(a)
Managed net investment income relates to our managed investment portfolio. Total net investment income, inclusive of AlphaCat’s non-managed portfolio was $44.2 million and $39.3 million for the three months ended June 30, 2017 and 2016, respectively.

(b)	Managed net realized and change in unrealized gains on investments includes income (loss) from investment affiliates.

(c)
Net operating income available to Validus common shareholders is presented after tax and is considered a non-GAAP financial measure. A reconciliation of net income available to Validus common shareholders, the most comparable GAAP measure, to net operating income available to Validus common shareholders is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This earnings release should be read in conjunction with the Company’s second quarter 2017 investor financial supplement that has been posted to the Investors section of the Company’s website located at www.validusholdings.com.
Second Quarter 2017 Results
On May 1, 2017, the Company completed its acquisition of Crop Risk Services (“CRS”). The results of CRS have been included in the Western World segment from the date of acquisition.
Highlights for the second quarter are as follows:

•
Gross premiums written for the three months ended June 30, 2017 were $792.9 million compared to $764.0 million for the three months ended June 30, 2016, an increase of $28.9 million, or 3.8%. The increase was primarily driven by an increase in the Western World, Validus Re and AlphaCat segments and was partially offset by a decrease in the Talbot segment.

•
Reinsurance premiums ceded for the three months ended June 30, 2017 were $56.2 million compared to $36.2 million for the three months ended June 30, 2016, an increase of $20.0 million or 55.2%. The increase was primarily driven by an increase in the Western World and Validus Re segments.

•	The loss ratio for the three months ended June 30, 2017 and June 30, 2016 was 46.9% and 53.5%, respectively, and included the following:

◦	Notable losses of $nil during the three months ended June 30, 2017 compared to $36.9 million, or 6.4 percentage points of the loss ratio during the three months ended June 30, 2016;

◦
Non-notable losses of $7.6 million, or 1.2 percentage points of the loss ratio arising from an increase in the loss estimate on the first quarter 2017 energy non-notable loss event during the three months ended June 30, 2017 compared to $48.3 million, or 8.4 percentage points of the loss ratio during the three months ended June 30, 2016; and

◦
Favorable loss reserve development on prior accident years of $43.3 million during the three months ended June 30, 2017, which benefited the loss ratio by 6.9 percentage points compared to favorable development of $62.8 million during the three months ended June 30, 2016, which benefited the loss ratio by 10.9 percentage points. The favorable development of $43.3 million for the three months ended June 30, 2017 was due to favorable development on attritional and event losses of $38.2 million and $5.1 million, respectively.

•	The combined ratio for the three months ended June 30, 2017 and 2016 was 82.5% and 89.9%, respectively, a decrease of 7.4 percentage points.

•
Managed net investment income from our managed investment portfolio for the three months ended June 30, 2017 was $38.1 million compared to $36.8 million for the three months ended June 30, 2016, an increase of $1.2 million, or 3.3%.

•
Income from investment affiliates for the three months ended June 30, 2017 was $9.5 million compared to a loss of $0.6 million for the three months ended June 30, 2016, a favorable movement of $10.1 million. The income from investment affiliates represents equity earnings on investments in funds managed by Aquiline Capital Partners LLC.

Notable and Non-Notable Losses
The Company defines a notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $30.0 million. The Company defines a non-notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $15.0 million but less than $30.0 million.
During the three months ended June 30, 2017, the Company incurred losses and loss expenses of $7.6 million, or 1.2 percentage points of the loss ratio on the single energy non-notable loss event occurring during the first quarter of 2017, reflecting an increase in the industry loss estimate during the three months ended June 30, 2017.
During the three months ended June 30, 2016, the Company incurred net losses and loss expenses from notable and non-notable loss events of $36.9 million and $48.3 million, respectively. Net of reinstatement premiums and losses attributable to AlphaCat third party investors and noncontrolling interests, the net loss attributable to the Company from the notable and non-notable loss events was $26.9 million and $33.1 million, respectively.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

The Company’s loss ratio, excluding the impact of notable and non-notable loss events and the change in prior accident years, for the three months ended June 30, 2017 and 2016 was 52.6% and 49.6%, respectively.
Validus Re Segment
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2017 were $297.0 million compared to $285.8 million for the three months ended June 30, 2016, an increase of $11.2 million, or 3.9%. Gross premiums written for the three months ended June 30, 2017 included $174.8 million of property premiums, $14.6 million of marine premiums and $107.7 million of specialty premiums, compared to $216.0 million of property premiums, $7.8 million of marine premiums and $62.0 million of specialty premiums for the three months ended June 30, 2016. The decrease in the property lines of $41.3 million was primarily driven by reductions in participation and the non-renewal of various catastrophe programs due to market conditions. The increase in the marine lines of $6.8 million was primarily due to adjustments to existing business. The increase in the specialty lines of $45.7 million was primarily driven by new business in the casualty, composite and financial lines.

•
Reinsurance premiums ceded for the three months ended June 30, 2017 were $11.4 million compared to $3.2 million for the three months ended June 30, 2016, an increase of $8.2 million. The increase was primarily driven by an increase in the specialty lines as a result of new non-proportional coverage purchased and adjustments to existing business and was partially offset by a decrease in the property lines relating to the timing of certain reinsurance purchases.

•	The loss ratio for the three months ended June 30, 2017 and June 30, 2016 was 43.5% and 53.5%, respectively, and included the following:

◦	Notable losses of $nil during the three months ended June 30, 2017 compared to $17.9 million, or 7.2 percentage points of the loss ratio during the three months ended June 30, 2016;

◦
Non-notable losses of $7.6 million, or 3.1 percentage points of the loss ratio during the three months ended June 30, 2017 compared to $32.5 million, or 13.1 percentage points of the loss ratio during the three months ended June 30, 2016; and

◦
Favorable loss reserve development on prior accident years of $23.1 million during the three months ended June 30, 2017, which benefited the loss ratio by 9.6 percentage points compared to favorable development of $30.9 million during the three months ended June 30, 2016, which benefited the loss ratio by 12.5 percentage points. The favorable development of $23.1 million for the three months ended June 30, 2017 was primarily due to favorable development on attritional losses.

•	The combined ratio for the three months ended June 30, 2017 and 2016 was 72.2% and 79.1%, respectively, a decrease of 6.9 percentage points.

•	Underwriting income for the three months ended June 30, 2017 was $66.9 million compared to $51.9 million for the three months ended June 30, 2016, an increase of $15.0 million, or 28.8%.
Talbot Segment
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2017 were $262.5 million compared to $296.1 million for the three months ended June 30, 2016, a decrease of $33.6 million, or 11.3%. Gross premiums written for the three months ended June 30, 2017 included $88.5 million of property premiums, $74.3 million of marine premiums and $99.6 million of specialty premiums compared to $111.6 million of property premiums, $86.0 million of marine premiums and $98.4 million of specialty premiums for the three months ended June 30, 2016. The decreases in the property and marine lines of $23.1 million and $11.7 million, respectively, were driven by reductions in participation and non-renewals on various programs due to the current rate environment and adjustments to existing business.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	The loss ratio for the three months ended June 30, 2017 and June 30, 2016 was 48.7% and 54.2%, respectively, and included the following:

◦	Notable losses of $nil during the three months ended June 30, 2017 compared to $11.7 million, or 5.8 percentage points of the loss ratio during the three months ended June 30, 2016;

◦	Non-notable losses of $nil during the three months ended June 30, 2017 compared to $9.1 million, or 4.5 percentage points of the loss ratio during the three months ended June 30, 2016; and

◦
Favorable loss reserve development on prior accident years of $15.9 million during the three months ended June 30, 2017, which benefited the loss ratio by 8.3 percentage points compared to favorable development of $28.3 million during the three months ended June 30, 2016, which benefited the loss ratio by 14.1 percentage points. The favorable development of $15.9 million for the three months ended June 30, 2017 was primarily due to favorable development on attritional losses.

•	The combined ratio for the three months ended June 30, 2017 and 2016 was 92.0% and 96.9%, respectively, a decrease of 4.9 percentage points.

•	Underwriting income for the three months ended June 30, 2017 was $15.5 million compared to $6.6 million for the three months ended June 30, 2016, an increase of $8.9 million, or 135.9%.
Western World Segment
On May 1, 2017, the Company completed its acquisition of CRS. The results of CRS have been presented as the Specialty line of business within the Western World segment from the date of acquisition.
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2017 were $131.1 million compared to $87.0 million for the three months ended June 30, 2016, an increase of $44.1 million, or 50.7%. Gross premiums written for the three months ended June 30, 2017 included $39.0 million of property premiums, $68.2 million of liability premiums and $23.9 million of specialty premiums, compared to $26.2 million of property premiums and $60.8 million of liability premiums for the three months ended June 30, 2016. The increase in the property and liability lines of $12.7 million and $7.4 million, respectively, was primarily due to the continued build out of product offerings in the short-tail property lines. Also contributing to the increase in the liability lines was an increase in the contract liability lines which was partially offset by decreases resulting from the discontinuation of other underperforming general liability lines. The increase in the specialty lines of $23.9 million was due to new agriculture business written through CRS.

•
Reinsurance premiums ceded for the three months ended June 30, 2017 were $23.2 million compared to $5.0 million for the three months ended June 30, 2016, an increase of $18.2 million. The increase was primarily driven by an increase in ceded agriculture premiums relating to new business written through CRS.

•	The loss ratio for the three months ended June 30, 2017 and June 30, 2016 was 74.2% and 67.4%, respectively, and included the following:

◦	Specialty losses of $44.8 million during the three months ended June 30, 2017 arising from new crop business written through CRS which is booked at a 89.5% loss ratio;

◦
U.S.-based weather losses of $3.0 million, or 2.3 percentage points of the loss ratio during the three months ended June 30, 2017, compared to $6.3 million, or 9.6 percentage points of the loss ratio during the three months ended June 30, 2016;

◦	Non-notable losses of $nil during the three months ended June 30, 2017 compared to $0.6 million, or 1.0 percentage point of the loss ratio during the three months ended June 30, 2016; and

◦
Favorable loss reserve development on prior accident years of $0.5 million during the three months ended June 30, 2017, which benefited the loss ratio by 0.4 percentage points compared to favorable development of $3.2 million during the three months ended June 30, 2016, which benefited the loss ratio by 4.8 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
General and administrative expenses for the three months ended June 30, 2017 were $18.3 million compared to $11.5 million for the three months ended June 30, 2016, an increase of $6.9 million, or 59.9%. General and administrative expenses for the three months ended June 30, 2017 included $6.8 million of CRS expenses, of which $1.2 million related to the amortization of intangible assets acquired.

•	The combined ratio for the three months ended June 30, 2017 and 2016 was 103.4% and 109.1%, respectively, a decrease of 5.7 percentage points.

•	Underwriting loss for the three months ended June 30, 2017 was $3.8 million compared to $5.8 million for the three months ended June 30, 2016, a decrease of $2.0 million, or 34.3%.
AlphaCat Segment
Highlights for the second quarter include the following:

•
AlphaCat’s assets under management were $3.1 billion as at July 1, 2017 compared to $2.9 billion as at April 1, 2017, of which third party assets under management were $2.9 billion as at July 1, 2017, compared to $2.7 billion as at April 1, 2017. During the three months ended July 1, 2017, a total of $338.2 million of capital was raised, of which $330.2 million was raised from third parties. During the three months ended July 1, 2017, $195.4 million was returned to investors, of which $135.8 million was returned to third party investors.

•
Fee revenues earned for the three months ended June 30, 2017 were $6.2 million, of which $5.5 million were earned from third parties, compared to $3.4 million for the three months ended June 30, 2016, of which $3.1 million were earned from third parties.

•
Total expenses for the three months ended June 30, 2017 were $3.8 million compared to $3.0 million for the three months ended June 30, 2016, an increase of $0.8 million, or 28.7%. The increase was driven by a higher allocation of costs to the AlphaCat segment.

•
Income before investment income from AlphaCat Funds and Sidecars for the three months ended June 30, 2017 was $2.4 million compared to $0.5 million for the three months ended June 30, 2016, an increase of $1.9 million.

•
Validus’ share of investment income from AlphaCat Funds and Sidecars for the three months ended June 30, 2017 was $4.1 million compared to $4.4 million for the three months ended June 30, 2016, a decrease of $0.3 million or 6.3%.

•	Validus’ share of AlphaCat income for the three months ended June 30, 2017 was $6.5 million compared to $4.9 million for the three months ended June 30, 2016, an increase of $1.6 million, or 33.8%.
Investments
Highlights of our managed investment portfolio for the second quarter include the following:

•
Managed net investment income from our managed investment portfolio for the three months ended June 30, 2017 was $38.1 million compared to $36.8 million for the three months ended June 30, 2016, an increase of $1.2 million, or 3.3%.

•	Annualized effective yield for the three months ended June 30, 2017 was 2.35%, compared to 2.34% for the three months ended June 30, 2016, an increase of 1 basis point.

•
Net realized gains on managed investments for the three months ended June 30, 2017 were $2.3 million compared to $2.5 million for the three months ended June 30, 2016, an unfavorable movement of $0.3 million or 10.0%.

•
The change in net unrealized gains on managed investments for the three months ended June 30, 2017 was $15.9 million compared to $30.1 million for the three months ended June 30, 2016, an unfavorable movement of $14.1 million, or 47.0%. The unfavorable movement was primarily driven by changes in interest rates having less of an impact on the Company’s managed fixed maturity investment portfolio during the three months ended June 30, 2017 as compared to the three months ended June 30, 2016.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Income from investment affiliates for the three months ended June 30, 2017 was $9.5 million compared to a loss of $0.6 million for the three months ended June 30, 2016, a favorable movement of $10.1 million. The income from investment affiliates represents equity earnings on investments in funds managed by Aquiline Capital Partners LLC.

Corporate Expenses and Other Items
Highlights for the second quarter include the following:

•	General and administrative expenses for the three months ended June 30, 2017 were $18.8 million compared to $17.9 million for the three months ended June 30, 2016, an increase of $1.0 million or 5.5%.

•	Share compensation expenses for the three months ended June 30, 2017 were $4.6 million compared to $4.0 million for the three months ended June 30, 2016, an increase of $0.6 million or 15.7%.

•
Finance expenses, excluding the Company’s share of AlphaCat finance expenses from consolidated variable interest entities, for the three months ended June 30, 2017 were $14.1 million compared to $14.0 million for the three months ended June 30, 2016, an increase of $0.2 million or 1.2%.

•
The Company issued $250.0 million of preferred shares during the three months ended June 30, 2017 and $150.0 million of preferred shares during the three months ended June 30, 2016. Dividends paid on preferred shares during the three months ended June 30, 2017 were $2.2 million compared to $nil during the three months ended June 30, 2016.

•
Foreign exchange losses for the three months ended June 30, 2017 were $7.3 million compared to gains of $6.6 million for the three months ended June 30, 2016, an unfavorable movement of $13.9 million. The unfavorable movement was primarily driven by the Euro strengthening against the U.S. dollar during the three months ended June 30, 2017.

•
Transaction expenses for the three months ended June 30, 2017 were $4.4 million compared to $nil for the three months ended June 30, 2016 and are primarily comprised of legal, financial advisory and audit related services incurred in connection with the acquisition of CRS, which was completed on May 1, 2017.

Shareholders’ Equity and Capitalization
As at June 30, 2017, total shareholders’ equity was $4.6 billion including $415.7 million of noncontrolling interest and $400.0 million of preferred shares. Shareholders’ equity available to Validus common shareholders was $3.8 billion as at June 30, 2017. Book value per common share was $47.93 at June 30, 2017 based on 79,518,581 common shares, compared to $47.54 at March 31, 2017 based on 79,137,590 common shares. Book value per diluted common share was $46.45 at June 30, 2017 based on 82,075,276 diluted common shares, compared to $45.88 at March 31, 2017 based on 82,001,614 diluted common shares, an increase of 2.1%, inclusive of dividends for the three months ended June 30, 2017. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of book value per common share, the most comparable GAAP measure, to book value per diluted common share is presented at the end of this release.
Total capitalization available to Validus at June 30, 2017 was $5.0 billion, including $538.4 million of junior subordinated deferrable debentures and $245.5 million of senior notes. Total capitalization at June 30, 2017 was $6.7 billion, including $1.3 billion of redeemable noncontrolling interest and $415.7 million of noncontrolling interest related to AlphaCat.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
The Company repurchased 267,953 common shares during the three months ended June 30, 2017. A summary of the common share repurchases made to date under the Company’s previously announced share repurchase programs is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at March 31, 2017				Quarter ended
	(cumulative)	April	May	June	June 30, 2017
Aggregate purchase price (a)	$2,704,406	$—	$—	$13,996	$13,996
Shares repurchased	80,508,849	—	—	267,953	267,953
Average share price (a)	$33.59	$—	$—	$52.23	$52.23

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at June 30, 2017	As at July 26, 2017	Cumulative to Date through July 26, 2017
Aggregate purchase price (a)	$2,718,402	$2,108	$2,720,510
Shares repurchased	80,776,802	40,581	80,817,383
Average share price (a)	$33.65	$51.95	$33.66

(a)	Share transactions are on a trade date basis through July 26, 2017 and are inclusive of commissions. Average share price is rounded to two decimal places.
Year to Date 2017 Results
Highlights for the year to date include the following:

•	Gross premiums written for the six months ended June 30, 2017 were $1,983.8 million compared to $1,936.8 million for the six months ended June 30, 2016, an increase of $46.9 million, or 2.4%.

•	Reinsurance premiums ceded for the six months ended June 30, 2017 were $256.3 million compared to $204.1 million for the six months ended June 30, 2016, an increase of $52.3 million, or 25.6%.

•	The loss ratio for the six months ended June 30, 2017 and June 30, 2016 was 46.9% and 46.4%, respectively and included the following:

◦	Notable losses of $nil during the six months ended June 30, 2017 compared to $36.9 million, or 3.2 percentage points of the loss ratio during the six months ended June 30, 2016;

◦
Non-notable losses of $27.3 million, or 2.3 percentage points of the loss ratio during the six months ended June 30, 2017 compared to $48.3 million, or 4.2 percentage points of the loss ratio during the six months ended June 30, 2016; and

◦
Favorable loss reserve development on prior accident years of $104.5 million during the six months ended June 30, 2017, which benefited the loss ratio by 8.7 percentage points compared to favorable development of $116.5 million during the six months ended June 30, 2016, which benefited the loss ratio by 10.2 percentage points.

•	The combined ratio for the six months ended June 30, 2017 and 2016 was 82.9% and 82.5%, respectively, an increase of 0.4 percentage points.

•
Managed net investment income from our managed investment portfolio for the six months ended June 30, 2017 was $74.3 million compared to $64.8 million for the six months ended June 30, 2016, an increase of $9.5 million, or 14.6%.

•	Income from investment affiliates for the six months ended June 30, 2017 was $14.7 million compared to a loss of $4.7 million for the six months ended June 30, 2016, an increase of $19.4 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Net income available to Validus common shareholders for the six months ended June 30, 2017 was $195.7 million compared to $261.8 million for the six months ended June 30, 2016, a decrease of $66.1 million, or 25.3%.

•
Net operating income available to Validus common shareholders for the six months ended June 30, 2017 was $165.3 million compared to $179.4 million for the six months ended June 30, 2016, a decrease of $14.1 million, or 7.9%.

•
Annualized return on average equity was 10.4% and annualized net operating return on average equity was 8.8% for the six months ended June 30, 2017 compared to 14.2% and 9.7%, respectively, for the six months ended June 30, 2016.

Conference Call
The Company will host a conference call for analysts and investors on July 28, 2017 at 10:00 AM (Eastern) to discuss the second quarter 2017 financial results and related matters. The conference call may be accessed by dialing 1-844-450-9827 (U.S. callers) or 1-647-253-8637 (international callers) and entering the passcode 4029 2347. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 11, 2017, by dialing 1-800-585-8367 (U.S. callers) or 1-416-621-4642 (international callers) and entering the passcode 4029 2347.
This conference call will also be available through a live audio webcast accessible through the Investors section of the Company’s website located at www.validusholdings.com. A replay of the webcast will be available at the Investors section of the Company’s website through August 11, 2017. In addition, a financial supplement relating to the Company’s financial results for the three and six months ended June 30, 2017 is available in the Investors section of the Company’s website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. (“Validus”) is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd.(“AlphaCat”).
Validus Re is a global reinsurance group focused primarily on treaty reinsurance. Talbot is a specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance group focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and Validus in insurance linked securities and other property catastrophe and specialty reinsurance investments.
Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Mustafa Riffat / Charlotte Connerton

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2017 and December 31, 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30, 2017	December 31, 2016
Assets
Fixed maturity investments trading, at fair value (amortized cost: 2017—$5,424,562; 2016—$5,584,599)	$5,418,643	$5,543,030
Short-term investments trading, at fair value (amortized cost: 2017—$2,871,126; 2016—$2,796,358)	2,871,353	2,796,170
Other investments, at fair value (cost: 2017—$416,996; 2016—$380,130)	448,618	405,712
Investments in investment affiliates, equity method (cost: 2017—$72,532; 2016—$84,840)	103,377	100,431
Cash and cash equivalents	800,405	419,976
Restricted cash	195,039	70,956
Total investments and cash	9,837,435	9,336,275
Premiums receivable	1,940,637	725,390
Deferred acquisition costs	302,857	209,227
Prepaid reinsurance premiums	335,837	77,996
Securities lending collateral	2,514	9,779
Loss reserves recoverable	600,207	430,421
Paid losses recoverable	35,675	35,247
Income taxes recoverable	4,763	4,870
Deferred tax asset	52,655	43,529
Receivable for investments sold	20,519	3,901
Intangible assets	175,518	115,592
Goodwill	227,701	196,758
Accrued investment income	26,968	26,488
Other assets	387,860	134,282
Total assets	$13,951,146	$11,349,755

Liabilities
Reserve for losses and loss expenses	$3,305,191	$2,995,195
Unearned premiums	1,970,896	1,076,049
Reinsurance balances payable	461,261	54,781
Securities lending payable	2,980	10,245
Deferred tax liability	4,012	3,331
Payable for investments purchased	92,077	29,447
Accounts payable and accrued expenses	385,958	587,648
Notes payable to AlphaCat investors	1,066,159	278,202
Senior notes payable	245,463	245,362
Debentures payable	538,400	537,226
Total liabilities	$8,072,397	$5,817,486
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,251,660	1,528,001
Shareholders’ equity
Preferred shares (Issued and Outstanding: 2017—16,000; 2016—6,000)	400,000	150,000
Common shares (Issued: 2017—161,934,355; 2016—161,279,976; Outstanding: 2017—79,518,581; 2016—79,132,252)	28,339	28,224
Treasury shares (2017—82,415,774; 2016—82,147,724)	(14,423)	(14,376)
Additional paid-in capital	807,321	821,023
Accumulated other comprehensive loss	(19,924)	(23,216)
Retained earnings	3,010,118	2,876,636
Total shareholders’ equity available to Validus	4,211,431	3,838,291
Noncontrolling interests	415,658	165,977
Total shareholders’ equity	$4,627,089	$4,004,268
Total liabilities, noncontrolling interests and shareholders’ equity	$13,951,146	$11,349,755

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Income
For the three and six months ended June 30, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Gross premiums written	$792,902	$764,042	$1,983,759	$1,936,833
Reinsurance premiums ceded	(56,222)	(36,229)	(256,328)	(204,064)
Net premiums written	736,680	727,813	1,727,431	1,732,769
Change in unearned premiums	(105,653)	(154,090)	(521,028)	(587,778)
Net premiums earned	631,027	573,723	1,206,403	1,144,991
Net investment income	44,241	39,257	84,455	68,718
Net realized gains on investments	2,274	2,724	1,110	2,140
Change in net unrealized gains on investments	16,321	31,428	29,669	78,872
Income (loss) from investment affiliates	9,466	(589)	14,654	(4,702)
Other insurance related income and other income	1,339	824	2,669	2,237
Foreign exchange (losses) gains	(7,329)	6,286	(5,760)	12,531
Total revenues	697,339	653,653	1,333,200	1,304,787
Expenses
Losses and loss expenses	296,149	307,130	565,734	531,577
Policy acquisition costs	117,268	107,966	228,896	215,159
General and administrative expenses	96,349	89,688	184,273	175,896
Share compensation expenses	11,146	10,727	20,637	21,964
Finance expenses	14,209	14,166	28,152	29,369
Transaction expenses	4,427	—	4,427	—
Total expenses	539,548	529,677	1,032,119	973,965
Income before taxes, loss from operating affiliate and (income) attributable to AlphaCat investors	157,791	123,976	301,081	330,822
Tax benefit (expense)	987	(1,706)	4,536	412
Loss from operating affiliate	—	—	—	(23)
(Income) attributable to AlphaCat investors	(11,830)	(6,114)	(19,333)	(10,714)
Net income	$146,948	$116,156	$286,284	$320,497
Net (income) attributable to noncontrolling interests	(43,650)	(21,193)	(86,222)	(58,724)
Net income available to Validus	103,298	94,963	200,062	261,773
Dividends on preferred shares	(2,203)	—	(4,406)	—
Net income available to Validus common shareholders	$101,095	$94,963	$195,656	$261,773

Selected ratios:
Ratio of net to gross premiums written	92.9%	95.3%	87.1%	89.5%

Losses and loss expense ratio	46.9%	53.5%	46.9%	46.4%

Policy acquisition cost ratio	18.6%	18.8%	19.0%	18.8%
General and administrative expense ratio (a)	17.0%	17.6%	17.0%	17.3%
Expense ratio	35.6%	36.4%	36.0%	36.1%
Combined ratio	82.5%	89.9%	82.9%	82.5%

(a)	The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three and six months ended June 30, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

Validus Re Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Underwriting revenues
Gross premiums written	$296,997	$285,810	$917,519	$977,478
Reinsurance premiums ceded	(11,387)	(3,196)	(120,200)	(95,691)
Net premiums written	285,610	282,614	797,319	881,787
Change in unearned premiums	(45,003)	(35,492)	(338,300)	(390,834)
Net premiums earned	240,607	247,122	459,019	490,953
Other insurance related income (loss)	58	150	136	(165)
Total underwriting revenues	240,665	247,272	459,155	490,788
Underwriting deductions
Losses and loss expenses	104,685	132,139	190,839	215,007
Policy acquisition costs	47,158	42,564	88,414	84,823
General and administrative expenses	19,274	17,872	36,106	35,051
Share compensation expenses	2,663	2,775	5,140	5,676
Total underwriting deductions	173,780	195,350	320,499	340,557
Underwriting income	$66,885	$51,922	$138,656	$150,231

Talbot Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Underwriting revenues
Gross premiums written	$262,477	$296,067	$509,652	$562,384
Reinsurance premiums ceded	(24,977)	(27,161)	(117,801)	(114,619)
Net premiums written	237,500	268,906	391,851	447,765
Change in unearned premiums	(45,626)	(67,357)	(4,912)	(39,424)
Net premiums earned	191,874	201,549	386,939	408,341
Other insurance related income	65	279	820	290
Total underwriting revenues	191,939	201,828	387,759	408,631
Underwriting deductions
Losses and loss expenses	93,389	109,310	199,801	209,411
Policy acquisition costs	44,305	43,613	87,581	87,956
General and administrative expenses	35,582	39,061	74,025	77,596
Share compensation expenses	3,155	3,270	5,982	6,792
Total underwriting deductions	176,431	195,254	367,389	381,755
Underwriting income	$15,508	$6,574	$20,370	$26,876

Western World Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Underwriting revenues
Gross premiums written	$131,068	$86,971	$303,111	$150,930
Reinsurance premiums ceded	(23,180)	(5,006)	(28,798)	(9,145)
Net premiums written	107,888	81,965	274,313	141,785
Change in unearned premiums	22,806	(16,309)	(46,347)	(14,630)
Net premiums earned	130,694	65,656	227,966	127,155
Other insurance related income	663	189	904	477
Total underwriting revenues	131,357	65,845	228,870	127,632
Underwriting deductions
Losses and loss expenses	97,008	44,229	171,933	83,875
Policy acquisition costs	19,230	15,410	39,466	29,610
General and administrative expenses	18,316	11,458	29,070	23,533
Share compensation expenses	609	542	1,301	1,123
Total underwriting deductions	135,163	71,639	241,770	138,141
Underwriting loss	$(3,806)	$(5,794)	$(12,900)	$(10,509)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three and six months ended June 30, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

AlphaCat Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Fee revenues
Third party	$5,549	$3,091	$10,193	$7,818
Related party	644	328	1,275	1,219
Total fee revenues	6,193	3,419	11,468	9,037
Expenses
General and administrative expenses	3,549	2,751	7,393	4,233
Share compensation expenses	83	133	165	274
Finance expenses	44	75	75	883
Tax expense	135	—	134	—
Foreign exchange losses	1	4	—	12
Total expenses	3,812	2,963	7,767	5,402
Income before investment income from AlphaCat Funds and Sidecars	2,381	456	3,701	3,635
Investment income (loss) from AlphaCat Funds and Sidecars (a)
AlphaCat Sidecars	(21)	541	(133)	665
AlphaCat ILS Funds - Lower Risk (b)	1,301	2,075	3,490	4,582
AlphaCat ILS Funds - Higher Risk (b)	2,600	692	4,967	3,128
BetaCat ILS Funds	263	1,113	631	1,676
PaCRe	—	—	—	(23)
Validus’ share of investment income from AlphaCat Funds and Sidecars	4,143	4,421	8,955	10,028
Validus’ share of AlphaCat income	$6,524	$4,877	$12,656	$13,663

(a)	The investment income from the AlphaCat funds and sidecars is based on equity accounting.

(b)
Lower risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of less than 7%, whereas higher risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of greater than 7%. Expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit.

Corporate and Investments	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Investment income
Managed net investment income (a)	$38,063	$36,849	$74,255	$64,772

Corporate expenses
General and administrative expenses	18,847	17,872	36,024	34,055
Share compensation expenses	4,636	4,007	8,049	8,099
Finance expenses (a)	14,149	13,979	28,013	28,320
Dividends on preferred shares	2,203	—	4,406	—
Tax (benefit) expense (a)	(1,122)	1,706	(4,670)	(412)
Total Corporate expenses	38,713	37,564	71,822	70,062

Other items
Net realized gains (losses) on managed investments (a)	2,269	2,520	(623)	1,434
Change in net unrealized gains on managed investments (a)	15,942	30,052	30,291	77,130
Income (loss) from investment affiliates	9,466	(589)	14,654	(4,702)
Foreign exchange (losses) gains (a)	(7,323)	6,621	(6,220)	12,695
Other income	174	79	268	756
Transaction expenses	(4,427)	—	(4,427)	—
Total other items	16,101	38,683	33,943	87,313
Total Corporate and Investments	$15,451	$37,968	$36,376	$82,023

(a)	These items exclude the components which are included in Validus’ share of AlphaCat and amounts which are consolidated from variable interest entities.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain non-GAAP financial measures. The Company believes that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.
In addition to presenting book value per common share determined in accordance with U.S. GAAP, the Company believes that the following non-GAAP book value financial measures are key financial indicators for evaluating performance and measuring overall growth: book value per diluted common share, book value per diluted common share plus accumulated dividends and tangible book value per diluted common share. A reconciliation of book value per common share, a GAAP financial measure, to the non-GAAP book value financial measures has been included below.
In addition to presenting net income available to Validus common shareholders determined in accordance with U.S. GAAP, the Company believes that showing net operating income available to Validus common shareholders, a non-GAAP financial measure, provides investors with a valuable measure of profitability and enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results in a manner similar to how management analyzes the Company’s underlying business performance.
Net operating income available to Validus common shareholders, a non-GAAP financial measure, is calculated by the addition or subtraction of certain Consolidated Statement of Income line items from net income available to Validus common shareholders, the most directly comparable GAAP financial measure, and measures the performance of the Company’s operations without the influence of gains or losses on investments and foreign currencies and other items as noted in the reconciliation below. The Company excludes these items from its calculation of net operating income available to Validus common shareholders because the amount of these gains and losses is heavily influenced by, and fluctuates in part, according to availability of investment market opportunities and other factors. The Company believes these amounts are largely independent of its core underwriting activities and including them distorts the analysis of trends in its operations. The Company believes the reporting of net operating income available to Validus common shareholders enhances the understanding of results by highlighting the underlying profitability of the Company’s core (re)insurance operations. This profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing, as well as loss frequency and severity. Over time it is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses.
Return on average equity, a GAAP financial measure, and net operating return on average equity, a non-GAAP financial measure, represents the returns generated on common shareholders’ equity during the year and are presented below.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Tangible Book Value per Diluted Common Share
As at June 30, 2017 and December 31, 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	At June 30, 2017
	Equity Amount	Common Shares	Per Share Amount (a)
Book value per common share (b)	$3,811,431	79,518,581	$47.93
Non-GAAP Adjustments:
Assumed exercise of outstanding stock options (c)(d)	614	26,136
Unvested restricted shares	—	2,530,559
Book value per diluted common share (e)	3,812,045	82,075,276	$46.45
Goodwill	(227,701)	—
Intangible assets	(175,518)	—
Tangible book value per diluted common share (e)	$3,408,826	82,075,276	$41.53

Book value per diluted common share (e)			$46.45
Accumulated dividends			12.32
Book value per diluted common share plus accumulated dividends (e)			$58.77

	At December 31, 2016
	Equity Amount	Common Shares	Per Share Amount (a)
Book value per common share (b)	$3,688,291	79,132,252	$46.61
Non-GAAP Adjustments:
Assumed exercise of outstanding stock options (c)(d)	614	26,136
Unvested restricted shares	—	2,868,610
Book value per diluted common share (e)	3,688,905	82,026,998	$44.97
Goodwill	(196,758)	—
Intangible assets	(115,592)	—
Tangible book value per diluted common share (e)	$3,376,555	82,026,998	$41.16

Book value per diluted common share (e)			$44.97
Accumulated dividends			11.56
Book value per diluted common share plus accumulated dividends (e)			$56.53

(a)	Per share amounts are calculated by dividing the equity amount by the common shares.

(b)	The equity amount used in the calculation of book value per common share represents total shareholders’ equity available to Validus excluding the liquidation value of the preferred shares.

(c)	Using the “as-if-converted” method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.

(d)	At June 30, 2017, the weighted average exercise price for those stock options that had an exercise price lower than book value per share was $23.48 (December 31, 2016: $23.48).

(e)	Non-GAAP financial measure.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus Common Shareholders, Net Operating Income per Diluted Share Available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income available to Validus common shareholders	$101,095	$94,963	$195,656	$261,773
Non-GAAP Adjustments:
Net realized gains on investments	(2,274)	(2,724)	(1,110)	(2,140)
Change in net unrealized gains on investments	(16,321)	(31,428)	(29,669)	(78,872)
(Income) loss from investment affiliates	(9,466)	589	(14,654)	4,702
Foreign exchange losses (gains)	7,329	(6,286)	5,760	(12,531)
Other income	(174)	(79)	(268)	(756)
Transaction expenses	4,427	—	4,427	—
Net income (loss) attributable to noncontrolling interests	2,102	(135)	2,830	102
Tax expense (a)	1,748	2,980	2,328	7,107
Net operating income available to Validus common shareholders (d)	$88,466	$57,880	$165,300	$179,385

Earnings per diluted share available to Validus common shareholders	$1.25	$1.14	$2.42	$3.12
Non-GAAP Adjustments:
Net realized gains on investments	(0.03)	(0.03)	(0.01)	(0.02)
Change in net unrealized gains on investments	(0.20)	(0.38)	(0.37)	(0.94)
(Income) loss from investment affiliates	(0.12)	0.01	(0.18)	0.06
Foreign exchange losses (gains)	0.09	(0.08)	0.07	(0.15)
Other income	—	—	—	(0.01)
Transaction expenses	0.05	—	0.05	—
Net income (loss) attributable to noncontrolling interests	0.03	—	0.03	—
Tax expense (a)	0.02	0.03	0.03	0.08
Net operating income per diluted share available to Validus common shareholders (b)	$1.09	$0.69	$2.04	$2.14

Average shareholders’ equity available to Validus common shareholders (b)	$3,786,654	$3,720,341	$3,753,866	$3,693,219

Annualized return on average equity (c)	10.7%	10.2%	10.4%	14.2%
Annualized net operating return on average equity (b)(c)	9.3%	6.2%	8.8%	9.7%

(a)
Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates to. The tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize tax losses carried forward.

(b)	Non-GAAP financial measure.

(c)
Average shareholders’ equity for the three months ended is the average of the beginning and ending quarter end shareholders’ equity balances, excluding the liquidation value of the preferred shares. Average shareholders’ equity for the six months ended is the average of the beginning, ending and intervening quarter end shareholders’ equity balances, excluding the liquidation value of the preferred shares.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com